News Release
For Immediate Release

Contact: Dan Chila, EVP, Chief Financial Officer (856) 691-7700

Sun Bancorp, Inc. Reports Third Quarter 2008 Results

Vineland, NJ - October 27, 2008 - Sun Bancorp, Inc. (NASDAQ: SNBC) reported today third quarter net income of $4.1 million, or $0.18 per share, compared to net income of $5.9 million, or $0.25 per share, for the third quarter of 2007. The prior year comparable quarter included charges of approximately $435,000 (pre-tax), or $0.01 per share. The charges represented approximately $250,000 to write-off unamortized issuance costs relating to the call of Sun Trust IV trust preferred securities and $185,000 related to several branch consolidations during the quarter.

For the nine months ended September 30, 2008, the Company reported net income of $10.6 million, or $0.46 per share, compared to $15.5 million, or $0.65 per share, in the prior period. Net income for the prior year period included net charges of approximately $2.1 million (pre-tax), or $0.06 per share. The charges were a result of $2.4 million of severance related expenses, $791,000 to write-off unamortized issuance costs relating to the calls of Sun Trust III and Sun Trust IV trust preferred securities, $185,000 of branch consolidation costs, and an early extinguishment of debt charge of $124,000 for an FHLB borrowing prepayment, offset by a net gain of $1.4 million realized in the first quarter 2007 from the sale of branches.

"In this banking environment our team is doing everything to focus our efforts across the entire organization on meeting the credit needs of our established customers, reviewing and evaluating the quality of existing loans throughout each segment of the portfolio, and executing daily the fundamentals of relationship banking," said Thomas X. Geisel, president and chief executive officer of Sun Bancorp, Inc. "Last week we completed the sale of our Delaware branches, which solidifies the commitment to our core New Jersey franchise. Additionally, the net gain realized from this transaction reinforces our already strong capital base."

"Overall credit quality remains relatively stable and did not require a linked quarter increase to the loan loss provision. The total non-performing loan balance did rise, as expected, although mainly due to a single large credit relationship. Competition for core deposits continues to be very tough and the net interest margin remains under pressure. This is especially true now, as short-term rates are being driven higher by large national competitors with local market coverage who are aggressively trying to build liquidity through special offerings."

"As we move through the final months of the year, we expect to continue to intensively manage our loan portfolio for profitable balanced growth, supported by consistent credit quality - that's our primary objective. We continue to strengthen our network across the New Jersey footprint and we like the underlying demographics. We want to support the growth efforts of our local customers as they, too, ride out the current cycle - we feel we have the capital strength and the management talent to succeed in this mission," said Geisel.

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Sun Bancorp 3Q Earnings - page two

The following is an overview of the key financial highlights for the quarter:

-	Total assets were $3.425 billion at September 30, 2008, compared to $3.296 billion at September 30, 2007 and $3.425 billion at June 30, 2008.
-	Total loans before allowance for loan losses were $2.666 billion at September 30, 2008, an increase of $192.0 million, or 7.8%, over September 30, 2007. Linked quarter loan growth approximated 1.1%.
-
The allowance for loan losses to totals loans was 1.28% at September 30, 2008, compared to 1.06% at September 30, 2007 and 1.19% at June 30, 2008. The loan loss provision for the quarter of $3.7 million (0.14% of average loans outstanding) compared to $1.3 million (0.05% of average loans outstanding) for the comparable prior year period and $6.5 million (0.25% of average loans outstanding) for the linked second quarter 2008. The loan loss provision for the nine months ended September 30, 2008 of $12.4 million compared to $3.0 million for the comparable prior year period. Total non-performing assets were $49.9 million at September 30, 2008, or 1.87% of total loans and real estate owned, compared to $34.1 million, or 1.29%, at June 30, 2008 and $22.2 million, or 0.90%, at September 30, 2007. The allowance for loan losses to non-performing loans was 71.80% at September 30, 2008, compared to 127.11% at September 30, 2007 and 97.30% at June 30, 2008. Net charge-offs for the quarter of $1.1 million (0.04% of average loans outstanding), were relatively flat in comparison to the prior year period ($1.0 million, 0.04% of average loans outstanding), as compared to $2.9 million (0.11% of average loans outstanding) for the linked second quarter 2008.

-
Net interest income (tax-equivalent basis) of $25.4 million for the quarter compares to $25.8 million for the comparable prior year period and $25.0 million for the linked second quarter 2008. Net interest margin for the quarter of 3.28% compares to 3.49% for the comparable prior year period and 3.30% for the linked second quarter 2008. Net interest margin for the nine months ended September 30, 2008 of 3.31%, compares to 3.34% for the comparable prior year period.

-
Total operating non-interest income for the quarter of $7.0 million increased $1.0 million, or 17.2%, over the comparable prior year period and decreased $756,000, or 9.7%, over the linked second quarter 2008. The increase over the prior year period was primarily attributable to an increase in Sun Financial Services revenue earned on investment products provided by a third-party broker-dealer of $506,000, an increase in BOLI income of $294,000 and an increase in net gain on derivative instruments of $194,000. The increase in investment products revenue during the current quarter over the comparable prior year period was primarily attributable, as previously reported, to the internalization of the Company's investment products sales force, which previously operated under an agreement with an independent third-party broker-dealer. The decrease in operating non-interest income over the linked quarter was primarily due to a decrease in net gain on derivative instruments of $546,000, a decrease in gain on sale of loans of $125,000, and a decrease in investment products income of $120,000.

-
Total operating non-interest expense for the quarter of $23.1 million increased $1.4 million, or 6.4%, over the comparable prior year period and was essentially flat over the linked second quarter 2008. While the current employee count has remained flat over the last 12 months, salaries and benefits includes an increase in salaries of $558,000, an increase in sales commissions of $205,000, and an increase in stock compensation expense of $259,000. The increase in sales commissions over the comparable prior year period is primarily attributable to the previously discussed internalization of the Company's investment products sale force. In addition, FDIC insurance increased $71,000 over the comparable prior year period as a result of an increase in assessable deposits.

The Company will hold its regularly scheduled conference call on Monday, October 27, 2008, at 11:30 a.m. (ET). Participants may listen to the live Web cast through the Sun Bancorp Web site at www.sunnb.com. Participants are advised to log on 10 minutes ahead of the scheduled start of the call. An Internet-based replay also will be available at the Web site for two weeks following the call.

Sun Bancorp, Inc. is a bank holding company headquartered in Vineland, New Jersey. Its primary subsidiary is Sun National Bank, serving customers through 62 locations in New Jersey. The bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit http://www.sunnb.com.

The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

SUN BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (unaudited)
(Dollars in thousands, except per share data)
	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Profitability for the period:
Net interest income	$24,962	$25,455	$74,189	$73,338
Provision for loan losses	3,723	1,260	12,383	2,960
Non-interest income	7,046	6,011	22,223	19,333
Non-interest expense	23,050	21,846	69,928	67,435
Income before income taxes	5,235	8,360	14,101	22,276
Net income	$4,129	$5,885	$10,641	$15,482

Financial ratios:
Return on average assets (1)	0.48%	0.71%	0.42%	0.62%
Return on average equity (1)	4.56%	6.54%	3.88%	5.85%
Return on average tangible equity (1),(2)	7.74%	11.39%	6.58%	10.42%
Net interest margin (1)	3.28%	3.49%	3.31%	3.34%
Efficiency ratio	72.01%	69.43%	72.53%	72.77%
Efficiency ratio, excluding non-operating income and non-operating expense (3)	72.01%	68.30%	72.35%	70.35%

Earnings per common share (4):
Basic	$0.18	$0.25	$0.47	$0.68
Diluted	$0.18	$0.25	$0.46	$0.65

Average equity to average assets	10.57%	10.93%	10.83%	10.65%

	September 30,		December 31,
	2008	2007	2007
At period-end:
Total assets	$3,425,379	$3,295,576	$3,338,392
Total deposits	2,873,378	2,682,286	2,699,091
Loans receivable, net of allowance for loan losses	2,632,019	2,447,837	2,482,917
Investments	396,117	459,325	461,639
Borrowings	78,117	131,537	154,213
Junior subordinated debentures	92,786	97,941	97,941
Shareholders' equity	357,282	361,645	362,177

Credit quality and capital ratios:
Allowance for loan losses to gross loans	1.28%	1.06%	1.08%
Non-performing assets to gross loans and real estate owned	1.87%	0.90%	1.18%
Allowance for loan losses to non-performing loans	71.80%	127.11%	95.77%

Total capital (to risk-weighted assets) (5):
Sun Bancorp, Inc.	11.65%	11.97%	11.82%
Sun National Bank	11.00%	11.03%	11.06%
Tier 1 capital (to risk-weighted assets) (5):
Sun Bancorp, Inc.	10.49%	10.99%	10.86%
Sun National Bank	9.84%	10.05%	10.09%
Leverage ratio (5):
Sun Bancorp, Inc.	9.56%	9.80%	9.67%
Sun National Bank	8.96%	8.95%	9.00%

Book value (4)	$15.94	$15.70	$15.89
Tangible book value (4)	$9.34	$9.07	$9.25

(1) Amounts for the three and nine months ended are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Efficiency ratio, excluding non-operating income and non-operating expense, is computed by dividing non-interest expense for the period by the summation of net interest income and non-interest income.   Net interest income for the three and nine months ended September 30, 2007, excludes the write-off of $250,000 and $791,000, respectively, of unamortized costs on redeemed trust preferred securities.  Non-interest income for the nine months ended September 30, 2008 excludes a gain on redemption of Visa stock of $207,000 as compared to the nine months ended September 30, 2007, which excludes a net gain of $1.4 million from the sale of branches. Non-interest expense for the three ended September 30, 2007 excludes $185,000 related to branch optimization. Non-interest expense for the nine months ended September 30, 2008 excludes a $250,000 executive sign-on incentive and $72,000 in lease buyout charges as compared to the nine months ended September 20, 2007 which excludes $124,000 resulting from the early extinguishment of an FHLB borrowing, $185,000 related to branch optimization and $2.4 million of severance related expenses.

(4) Data is adjusted for a 5% stock dividend declared in April 2008.
(5) September 30, 2008 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)
(Dollars in thousands, except par value)
	September 30,	December 31,
	2008	2007
ASSETS
Cash and due from banks	$55,595	$81,479
Interest-earning bank balances	2,221	2,380
Federal funds sold	24,382	2,654
Cash and cash equivalents	82,198	86,513
Investment securities available for sale (amortized cost - $386,709 and $427,378 at September 30, 2008 and December 31, 2007, respectively)	365,794	425,805
Investment securities held to maturity (estimated fair value - $14,884 and $18,755 at September 30, 2008 and December 31, 2007, respectively)	15,040	18,965
Loans receivable (net of allowance for loan losses - $34,120 and $27,002 at September 30, 2008 and December 31, 2007, respectively)	2,632,019	2,482,917
Restricted equity investments	15,283	16,869
Bank properties and equipment, net	48,432	48,118
Real estate owned, net	2,381	1,449
Accrued interest receivable	12,219	15,018
Goodwill	127,894	127,894
Intangible assets, net	19,947	23,479
Deferred taxes, net	13,396	3,169
Bank owned life insurance (BOLI)	74,843	72,487
Other assets	15,933	15,709
Total assets	$3,425,379	$3,338,392

LIABILITIES & SHAREHOLDERS� EQUITY
LIABILITIES
Deposits	$2,873,378	$2,699,091
Federal funds purchased	-	30,000
Securities sold under agreements to repurchase - customers	38,359	40,472
Advances from the Federal Home Loan Bank (FHLB)	19,551	63,483
Securities sold under agreements to repurchase - FHLB	15,000	15,000
Obligation under capital lease	5,207	5,258
Junior subordinated debentures	92,786	97,941
Other liabilities	23,816	24,970
Total liabilities	3,068,097	2,976,215

SHAREHOLDERS' EQUITY
Preferred stock, $1 par value, 1,000,000 shares authorized, none issued	-	-
Common stock, $1 par value, 50,000,000 shares authorized; 23,975,894 shares issued and 22,419,171 shares outstanding at September 30, 2008; 22,722,655 shares issued and 21,712,132 shares outstanding at December 31, 2007	23,976	22,723
Additional paid-in capital	350,747	336,668
Retained earnings	18,327	20,338
Accumulated other comprehensive loss	(13,582)	(1,027)
Treasury stock at cost, 1,556,723 shares and 1,010,523 shares at September 30, 2008 and December 31, 2007, respectively	(22,186)	(16,525)
Total shareholders' equity	357,282	362,177
Total liabilities and shareholders' equity	$3,425,379	$3,338,392

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except per share data)
	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007
INTEREST INCOME
Interest and fees on loans	$37,819	$44,262	$116,104	$130,776
Interest on taxable investment securities	3,943	4,401	11,933	13,435
Interest on non-taxable investment securities	830	699	2,434	2,090
Dividends on restricted equity investments	250	284	796	831
Interest on federal funds sold	137	376	234	1,639
Total interest income	42,979	50,022	131,501	148,771
INTEREST EXPENSE
Interest on deposits	15,905	21,130	50,175	64,041
Interest on borrowed funds	753	1,382	2,880	4,711
Interest on junior subordinated debentures	1,359	2,055	4,257	6,681
Total interest expense	18,017	24,567	57,312	75,433
Net interest income	24,962	25,455	74,189	73,338
PROVISION FOR LOAN LOSSES	3,723	1,260	12,383	2,960
Net interest income after provision for loan losses	21,239	24,195	61,806	70,378
NON-INTEREST INCOME
Service charges on deposit accounts	3,701	3,585	10,655	10,266
Other service charges	82	75	235	222
Net gain on sale of branches	-	-	-	1,443
Net gain on sale of bank property & equipment	-	-	-	12
Gain on sale of loans	286	392	1,121	1,347
Net gain on derivative instruments	491	297	2,167	1,056
Investment products income	728	222	2,353	702
BOLI income	778	484	2,356	1,437
Other	980	956	3,336	2,848
Total non-interest income	7,046	6,011	22,223	19,333
NON-INTEREST EXPENSE
Salaries and employee benefits	12,277	10,816	36,980	34,428
Occupancy expense	2,912	2,932	8,764	8,661
Equipment expense	1,522	1,732	4,812	5,512
Amortization of intangible assets	1,177	1,177	3,532	3,537
Data processing expense	1,154	1,063	3,339	3,171
Professional fees	542	406	1,590	1,783
Insurance expense	745	644	2,142	1,424
Advertising expense	336	415	1,519	1,397
Cost of real estate owned, net	13	70	(512)	86
Other	2,372	2,591	7,762	7,436
Total non-interest expense	23,050	21,846	69,928	67,435
INCOME BEFORE INCOME TAXES	5,235	8,360	14,101	22,276
INCOME TAXES	1,106	2,475	3,460	6,794
NET INCOME	$4,129	$5,885	$10,641	$15,482

Basic earnings per share (1)	$0.18	$0.25	$0.47	$0.68
Diluted earnings per share (1)	$0.18	$0.25	$0.46	$0.65
(1) Data is adjusted for a 5% stock dividend declared in April 2008.

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (unaudited)
(Dollars in thousands)
	2008	2008	2008	2007	2007
	Q3	Q2	Q1	Q4	Q3
Balance sheet at quarter end:
Loans:
Commercial and industrial	$2,164,523	$2,146,163	$2,061,640	$2,024,728	$1,990,027
Home equity	271,197	264,354	267,023	264,965	258,991
Second mortgage	85,734	83,720	81,090	81,063	79,464
Residential real estate	61,845	56,334	53,616	49,750	54,601
Other	82,840	86,783	87,593	89,413	91,094
Total gross loans	2,666,139	2,637,354	2,550,962	2,509,919	2,474,177
Allowance for loan losses	(34,120)	(31,490)	(27,904)	(27,002)	(26,340)
Net loans	2,632,019	2,605,864	2,523,058	2,482,917	2,447,837
Goodwill	127,894	127,894	127,894	127,894	127,935
Intangible assets, net	19,947	21,124	22,301	23,479	24,656
Total assets	3,425,379	3,424,968	3,366,357	3,338,392	3,295,576
Total deposits	2,873,378	2,782,180	2,713,756	2,699,091	2,682,286
Federal funds purchased	-	29,500	56,000	30,000	-
Securities sold under agreements to repurchase - customers	38,359	36,149	36,938	40,472	46,499
Advances from the Federal Home Loan Bank (FHLB)	19,551	38,877	47,187	63,483	64,763
Securities sold under agreements to repurchase - FHLB	15,000	55,000	15,000	15,000	15,000
Obligation under capital lease	5,207	5,224	5,241	5,258	5,275
Junior subordinated debentures	92,786	92,786	92,786	97,941	97,941
Total shareholders' equity	357,282	360,268	364,242	362,177	361,645
Quarterly average balance sheet:
Loans:
Commercial and industrial	$2,146,204	$2,099,090	$2,037,548	$2,030,928	$1,981,778
Home equity	268,178	265,481	267,836	263,245	250,474
Second mortgage	84,404	82,604	80,819	80,400	78,643
Residential real estate	57,471	52,332	50,012	50,734	49,635
Other	84,116	86,198	86,602	87,155	89,566
Total gross loans	2,640,373	2,585,705	2,522,817	2,512,462	2,450,096
Securities and other interest-earning assets	461,276	450,888	469,322	468,418	509,016
Total interest-earning assets	3,101,649	3,036,593	2,992,139	2,980,880	2,959,112
Total assets	3,422,764	3,368,523	3,326,064	3,322,686	3,292,687
Non-interest-bearing demand deposits	435,249	430,568	416,612	434,066	462,173
Total deposits	2,837,147	2,755,778	2,701,630	2,689,326	2,682,879
Total interest-bearing liabilities	2,600,310	2,539,882	2,509,725	2,499,003	2,445,187
Total shareholders' equity	361,895	367,824	366,400	363,302	359,949

Capital and credit quality measures:
Total capital (to risk-weighted assets) (1):
Sun Bancorp, Inc.	11.65%	11.50%	11.70%	11.82%	11.97%
Sun National Bank	11.00%	10.83%	10.92%	11.06%	11.03%
Tier 1 capital (to risk-weighted assets) (1):
Sun Bancorp, Inc.	10.49%	10.42%	10.71%	10.86%	10.99%
Sun National Bank	9.84%	9.75%	9.93%	10.09%	10.05%
Leverage ratio (1):
Sun Bancorp, Inc.	9.56%	9.57%	9.67%	9.67%	9.80%
Sun National Bank	8.96%	8.97%	8.98%	9.00%	8.95%

Average equity to average assets	10.57%	10.92%	11.02%	10.93%	10.93%
Allowance for loan losses to total gross loans	1.28%	1.19%	1.09%	1.08%	1.06%
Non-performing assets to total gross loans and real estate owned	1.87%	1.29%	1.20%	1.18%	0.90%
Allowance for loan losses to non-performing loans	71.80%	97.30%	102.60%	95.77%	127.11%

Other data:
Net charge-offs	$(1,093)	$(2,941)	$(1,231)	$(4,781)	$(999)
Non-performing assets:
Non-accrual loans	$45,940	$31,323	$26,567	$26,853	$18,157
Loans past due 90 days and accruing	1,583	1,042	631	1,343	2,565
Real estate owned, net	2,381	1,714	3,476	1,449	1,449
Total non-performing assets	$49,904	$34,079	$30,674	$29,645	$22,171
(1) September 30, 2008 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (unaudited)
(Dollars in thousands, except per share data)
	2008	2008	2008	2007	2007
	Q3	Q2	Q1	Q4	Q3
Profitability for the quarter:
Tax-equivalent interest income	$43,426	$43,337	$46,049	$49,443	$50,406
Interest expense	18,017	18,319	20,976	23,554	24,567
Tax-equivalent net interest income	25,409	25,018	25,073	25,889	25,839
Tax-equivalent adjustment	447	454	410	391	384
Provision for loan losses	3,723	6,527	2,133	5,443	1,260
Non-interest income	7,046	7,802	7,375	6,822	6,011
Non-interest expense, excluding amortization of intangible assets	21,873	21,735	22,788	20,351	20,669
Amortization of intangible assets	1,177	1,178	1,177	1,177	1,177
Income before income taxes	5,235	2,926	5,940	5,349	8,360
Income tax expense	1,106	597	1,757	1,479	2,475
Net income	$4,129	$2,329	$4,183	$3,870	$5,885
Financial ratios:
Return on average assets (1)	0.48%	0.28%	0.50%	0.47%	0.71%
Return on average equity (1)	4.56%	2.53%	4.57%	4.26%	6.54%
Return on average tangible equity (1),(2)	7.74%	4.27%	7.77%	7.33%	11.39%
Net interest margin (1)	3.28%	3.30%	3.35%	3.47%	3.49%
Efficiency ratio	72.01%	70.79%	74.80%	66.61%	69.43%
Efficiency ratio, excluding non-operating income and non-operating expense	72.01%	70.79%	74.28%	66.61%	68.30%
Per share data (3):
Earnings per common share:
Basic	$0.18	$0.10	$0.18	$0.17	$0.25
Diluted	$0.18	$0.10	$0.18	$0.16	$0.25
Book value	$15.94	$16.02	$16.00	$15.89	$15.70
Tangible book value	$9.34	$9.39	$9.40	$9.25	$9.07
Average basic shares (3)	22,393,168	22,696,171	22,786,251	22,916,950	23,147,677
Average diluted shares (3)	22,836,610	23,210,790	23,266,872	23,557,090	23,872,401
Operating non-interest income:
Service charges on deposit accounts	$3,701	$3,561	$3,393	$3,421	$3,585
Other service charges	82	75	78	85	75
Gain on sale of loans	286	411	424	342	392
Net gain on derivative instruments	491	1,037	639	511	297
Investment products income	728	848	777	272	222
BOLI income	778	772	806	990	484
Other income	980	1,098	1,051	1,201	956
Total operating non-interest income	7,046	7,802	7,168	6,822	6,011
Non-operating income (4):
Gain on Visa stock redemption	-	-	207	-	-
Total non-operating income	-	-	207	-	-
Total non-interest income	$7,046	$7,802	$7,375	$6,822	$6,011
Operating non-interest expense:
Salaries and employee benefits	$12,277	$12,283	$12,170	$11,004	$10,816
Occupancy expense	2,912	2,810	2,970	2,830	2,773
Equipment expense	1,522	1,666	1,624	1,660	1,732
Amortization of intangible assets	1,177	1,178	1,177	1,177	1,177
Data processing expense	1,154	1,065	1,120	1,078	1,063
Professional fees	542	483	565	327	406
Insurance expense	745	728	669	695	644
Advertising expense	336	484	699	459	415
Cost of real estate owned, net	13	(534)	9	17	70
Other expenses	2,372	2,750	2,640	2,281	2,565
Total operating non-interest expense	23,050	22,913	23,643	21,528	21,661
Non-operating expense (4):
Lease buy-out expenses and other branch rationalization charges	-	-	72	-	185
Executive sign-on incentive	-	-	250	-	-
Total non-operating expense	-	-	322	-	185
Total non-interest expense	$23,050	$22,913	$23,965	$21,528	$21,846
(1) Amounts are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Data is adjusted for a 5% stock dividend declared in April 2008.
(4) Amount consists of items which the Company believes are not a result of normal operations.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (unaudited)
(Dollars in thousands)
	For the Three Months Ended September 30, 2008			For the Three Months Ended September 30, 2007
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$2,146,204	$30,243	5.64%	$1,981,778	$36,136	7.29%
Home equity	268,178	3,800	5.67	250,474	4,063	6.49
Second mortgage	84,404	1,384	6.56	78,643	1,289	6.56
Residential real estate	57,471	911	6.34	49,635	977	7.87
Other	84,116	1,481	7.04	89,566	1,797	8.03
Total loans receivable	2,640,373	37,819	5.73	2,450,096	44,262	7.23
Investment securities (3)	422,897	5,423	5.13	468,653	5,573	4.76
Interest-earning bank balances	9,418	47	2.00	10,881	195	7.17
Federal funds sold	28,961	137	1.89	29,482	376	5.10
Total interest-earning assets	3,101,649	43,426	5.60	2,959,112	50,406	6.81
Cash and due from banks	57,463			67,334
Bank properties and equipment, net	48,204			44,666
Goodwill and intangible assets, net	148,577			153,326
Other assets	66,871			68,249
Total non-interest-earning assets	321,115			333,575
Total assets	$3,422,764			$3,292,687

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$927,312	4,180	1.80%	$748,076	5,484	2.93%
Savings deposits	378,699	1,652	1.74	466,427	3,509	3.01
Time deposits	1,095,887	10,073	3.68	1,006,203	12,137	4.82
Total interest-bearing deposit accounts	2,401,898	15,905	2.65	2,220,706	21,130	3.81
Borrowed money:
Federal funds purchased	17,766	102	2.30	2,028	30	5.92
Securities sold under agreements to repurchase - customers	35,426	104	1.17	41,868	469	4.48
FHLB advances (4)	47,221	452	3.83	76,916	787	4.09
Junior subordinated debentures	92,786	1,359	5.86	98,389	2,055	8.35
Obligation under capital lease	5,213	95	7.29	5,280	96	7.27
Total borrowings	198,412	2,112	4.26	224,481	3,437	6.12
Total interest-bearing liabilities	2,600,310	18,017	2.77	2,445,187	24,567	4.02
Non-interest-bearing demand deposits	435,249			462,173
Other liabilities	25,310			25,378
Total liabilities	3,060,869			2,932,738
Shareholders' equity	361,895			359,949
Total liabilities and shareholders' equity	$3,422,764			$3,292,687

Net interest income		$25,409			$25,839
Interest rate spread (5)			2.83%			2.79%
Net interest margin (6)			3.28%			3.49%
Ratio of average interest-earning assets to average interest-bearing liabilities			119.28%			121.02%

(1) Average balances include non-accrual loans.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3) Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 35% marginal federal tax rate for all periods.
(4) Amounts include advances from FHLB and securities sold under agreements to repurchase - FHLB.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (unaudited)
(Dollars in thousands)
	For the Nine Months Ended September 30, 2008			For the Nine Months Ended September 30, 2007
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$2,094,470	$93,089	5.93%	$1,972,141	$107,288	7.25%
Home equity	267,169	11,880	5.93	241,548	11,833	6.53
Second mortgage	82,615	4,037	6.52	77,426	3,717	6.40
Residential real estate	53,287	2,547	6.37	42,223	2,481	7.83
Other	85,633	4,551	7.09	91,272	5,457	7.97
Total loans receivable	2,583,174	116,104	5.99	2,424,610	130,776	7.19
Investment securities (3)	434,928	16,290	4.99	491,980	16,909	4.58
Interest-earning bank balances	9,811	184	2.50	15,206	572	5.02
Federal funds sold	15,760	234	1.98	41,712	1,639	5.24
Total interest-earning assets	3,043,673	132,812	5.82	2,973,508	149,896	6.72
Cash and due from banks	57,580			70,578
Bank properties and equipment, net	48,156			43,350
Goodwill and intangible assets, net	149,744			154,567
Other assets	73,481			70,328
Total non-interest-earning assets	328,961			338,823
Total assets	$3,372,634			$3,312,331

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$828,107	10,547	1.70%	$750,186	17,292	3.07%
Savings deposits	420,997	6,323	2.00	457,982	10,110	2.94
Time deposits	1,088,507	33,305	4.08	1,022,843	36,639	4.78
Total interest-bearing deposit accounts	2,337,611	50,175	2.86	2,231,011	64,041	3.83
Borrowed money:
Federal funds purchased	21,244	404	2.54	982	43	5.84
Securities sold under agreements to repurchase - customers	36,650	445	1.62	43,390	1,495	4.59
FHLB advances (4)	56,522	1,745	4.12	88,024	2,883	4.37
Junior subordinated debentures	92,899	4,257	6.11	102,472	6,681	8.69
Obligation under capital lease	5,230	286	7.29	5,296	290	7.30
Total borrowings	212,545	7,137	4.48	240,164	11,392	6.32
Total interest-bearing liabilities	2,550,156	57,312	3.00	2,471,175	75,433	4.07
Non-interest-bearing demand deposits	427,505			459,756
Other liabilities	29,613			28,696
Total liabilities	3,007,274			2,959,627
Shareholders' equity	365,360			352,704
Total liabilities and shareholders' equity	$3,372,634			$3,312,331

Net interest income		$75,500			$74,463
Interest rate spread (5)			2.82%			2.65%
Net interest margin (6)			3.31%			3.34%
Ratio of average interest-earning assets to average interest-bearing liabilities			119.35%			120.33%

(1) Average balances include non-accrual loans.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3) Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 35% marginal federal tax rate for all periods.
(4) Amounts include advances from FHLB and securities sold under agreements to repurchase - FHLB.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.